UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 19, 2018

XIANGTIAN (USA) AIR POWER CO., LTD.
(Exact name of registrant as specified in its charter)

Nevada	000-54520	98-0632932
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

No. 6 Longda Road Yanjiao Development Zone
Sanhe City, Hebei Province, China 065201
(Address of principal executive offices)

Registrant’s telephone number, including area code: +1 (929) 228-9298

Not applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 19, 2018, the Board of Directors (the “Board”) of Xiangtian (USA) Air Power Co., Ltd. (the “Company”) appointed David Chen to serve as its Chief Operating Officer and Yanhong Xue (also known as “Amy Xue”) to serve as its Chief Financial Officer on a part-time basis, effective immediately.

Ms. Xue, age 46, is a Partner at Wall Street CPA Services, LLC, a middle market accounting and advisory firm, since October 2010. While at Wall Street CPA Services, LLC, she served as Chief Financial Officer of General Agriculture Corp. (OTCBB: GELT), an agriculture company, from July 2013 to April 2017, and Chief Financial Officer of China For-Gen Corp., a biotechnology company, and Vice President in Finance of Huifeng Bio-Pharmaceutical Technology (OTCBB: HFGB), a pharmaceutical company. Prior to that, she was a senior manager in the SEC Audit Services department of Acquaella, Chiarelli, Shuster, Berkower & Co., LLP, a certified public accounting & advisory firm, from September 2007 to October 2010. Ms. Xue received a bachelor’s degree in history from Peking University and a master’s degree in accounting from State University of New York at Binghamton. She is a Certified Public Accountant in the State of New York and a member of American Institute of Certified Public Accountants.

Pursuant to an amended and restated part-time employment agreement dated July 25, 2018, Ms. Xue will work as the Company’s Chief Financial Officer for up to twenty (20) hours per week and is entitled to an annual salary of $80,000, subject to an annual increase of 10%. She will be employed for a term of 36 months (“Initial Term”) which will be renewed automatically unless Ms. Xue is notified by the Company in writing of its intention to terminate the agreement at least 30 days prior to the expiration of the Initial Term.

Mr. Chen, age 53, has served as Executive Director of Asia Pacific at American Software Capital, a Financial Advisory Company , since July 2017, as Executive Director of Asia Pacific at Federal Aerospace Holdings Group, a general aviation development company since September 2015, as President of Sino Tech Jiu-Ding Energy Development Co., Ltd., a shale oil technology company, since May 2016, and as President of Inner Mongolia Aero Motor Group, a low-speed electric vehicle manufacturing company, since December 2017. He previously served as President of American Franchise Development Group from May 1998 to March 2008, and as Property Claims Manager at Transtate Insurance Company, a New York State Property & Casualty Insurer from June 1991 to July 1998. Mr. Chen received a master’s degree in Asian Studies from St. John’s University and an Executive degree in business administration from Tuck School of Business at Dartmouth. Mr. Chen obtained his bachelor’s degree in computer science from Southern Connecticut State University. He is licensed as a New York State real estate salesperson and a New York State general adjuster. Mr. Chen has received numerous awards for his business achievement, such as Minority Retailer of the Year in 2006 by U.S. Department of Commerce, Minority Business Development Agency, Overseas Chinese Model Businessman of the Year in 2006 by Republic of China (Taiwan), Businessman of the Year in 2007 by National Republican Congressional Committee Business Advisory Committee.

Mr. Chen will not receive any compensation for his services until the successful listing of the Company’s securities on a national stock exchange, when the terms of his compensation will be discussed and determined.

Neither Ms. Xue nor Mr. Chen has any family relationships with any director or other executive officer of the Company. There are no transactions between the Company and Ms. Xue or Mr. Chen that will be required to be reported pursuant to Item 404(a) of Regulation S-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 25, 2018

Xiangtian (USA) Air Power Co., Ltd.

By:	/s/ Zhou Deng Hua
	Name:	Zhou Deng Hua
	Title:	Chief Executive Officer

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